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                                                                   EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into the previously filed Registration Statements on Form S-8 (File No. 33-51885) of Frontier Corporation (now known as Global Crossing North America, Inc.), Form S-8 (File No. 333-86693) of Global Crossing Ltd. and Form S-8 (File No. 333-94893) of Global Crossings Ltd.



                                           /s/ Arthur Andersen LLP


Rochester, New York
June 27, 2000